Exhibit 1A-13

Kolaboration Ventures Corporation™

BUILDING CALIFORNIA'S LEADING VERTICALLY INTEGRATED CANNABIS OPERATION

DISCLAIMER

Kolaboration Ventures Corporation (the "Company") is "Testing the Waters" pursuant to Regulation A of the Securities Act of 1933 and plans to file a Form 1-A. The Company is not under any obligation to make an offering under Regulation A. No money or other consideration is being solicited in connection with the information provided, and if sent in response, will not be accepted. While Testing the Waters, no offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A has been filed and until the offering statement is qualified pursuant to Regulation A of the Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind. The information in that offering statement will be more complete than the information the Company is providing now, and could differ materially. You must read the documents filed. No offer to sell the securities or solicitation of an offer to buy the securities is being made in any state where such offer or sale is not permitted under the "blue sky" or securities laws thereof.

DISCLAIMER

This presentation references certain market, industry and peer group data which is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources. Although the Corporation believes these sources to be generally reliable, such information is subject to interpretation and the Corporation cannot guarantee the accuracy of such information. The material in this presentation is provided for informational purposes only, is not complete and may not contain certain material information about the Corporation including important disclosures and risk factors associated with an investment in the Corporation. Past performance is not indicative of future results. This information is not intended to be, nor should it be construed or used as financial, legal, tax or investment advice. This document is not a prospectus or offering document for any securities. In addition, projections, assumptions and estimates of the Corporation's future performance or the future performance of the industry and markets in which the Corporation operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in our Preliminary Offering Circular under "*Risk Factors*" and "*Forward-Looking Statements*". Please click on the following SEC link to access our filing that will provide you with all the pertinent information about our Company as well as our proposed Regulation A offering [insert link once available].

Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Corporation has based these forward-looking statements on its current expectations and projections about future events and financial trends that it believes might affect its financial condition, results of operations, business strategy and financial needs.

This presentation contains or references certain market, industry and peer group data which is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources. Although the Corporation believes these sources to be generally reliable, such information is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other inherent limitations and uncertainties. Neither the Corporation nor the agents have independently verified any of the data from third party sources referred to in this Offering Circular and accordingly, the accuracy and completeness of such data is not guaranteed. In addition, projections, assumptions and estimates of the Corporation's future performance or the future performance of the industry and markets in which the Corporation operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in our Preliminary Offering Circular under "*Risk Factors*" and "*Forward-Looking Statements*".

KVC OVERVIEW

KVC

RETAIL LICENSES

3

#C10 License

4

#C12 License

Issued by the Department of Cannabis Control

CULTIVATION

Rio Vista

10,000 sq ft of flower

Pacific Reserve

60,000 sq ft of nursery
124, 500 sq ft of greenhouse mixed light flower

Additional flower canopy to be brought online once buildout complete is 425,000 sq ft

PROCESSING

CoCo PRO

Trims and processes Rio Vista Farms indoor flower as well as partner farms.

Salinas Processing

Trims and processes Pacific Reserve flower.

DISPENSARIES

Antioch
Concord*
Del Rey Oaks
Rio Vista
Salinas
Santa Cruz
Vallejo

Location opening Q2 2022

DELIVERY

Licenses obtained, launching 2022

MARKET COMPARISON

HEADSET 2025 US MARKET FORECASTS

California is, and will continue to be larger than the Florida and New York cannabis markets combined.

The rate of return on equity is better in California compared to other states, because instead of duplicating cost centers in smaller markets; we instead focus on the largest market in the world to maximize equity invested.



Maryland
2.0%
Missouri
2.2%
Nevada
2.5%
Oklahoma
2.7%
Virginia
2.9%
Oregon
3.0%
New Jersey
3.5%
Ohio
3.6%
Massachusetts
3.7%
Washington
3.8%
Pennsylvania
4.2%
$7,709,000,000
California
16.8%
Florida
6.9%
New York
6.3%
Arizona
6.1%
Illinois
5.6%
Michigan
5.3%
Colorado
4.8%

DATA HAS BEEN SOURCED FROM HEADSET 2025 MARKET FORECASTS

HEADSET 2025 US MARKET FORECASTS

State	SUM of 2025 Total Market Est.
California	$7,709,000,000
Florida	$3,186,000,000
New York	$2,866,000,000
Arizona	$2,796,000,000
Illinois	$2,547,000,000
Michigan	$2,423,000,000
Colorado	$2,189,000,000
Pennsylvania	$1,908,000,000
Washington	$1,747,000,000
Massachusetts	$1,679,000,000
Ohio	$1,649,000,000
New Jersey	$1,607,000,000
Oregon	$1,361,000,000
Virginia	$1,318,000,000
Oklahoma	$1,254,000,000
Nevada	$1,140,000,000
Missouri	$993,000,000
Maryland	$895,000,000
Texas	$732,000,000
Connecticut	$644,000,000
New Mexico	$572,000,000
Minnesota	$554,000,000
Arkansas	$479,000,000
Maine	$348,000,000
Georgia	$288,000,000
Montana	$281,000,000
Utah	$206,000,000
South Carolina	$191,000,000
Louisiana	$179,000,000
Rhode Island	$168,000,000
North Carolina	$165,000,000
Delaware	$145,000,000
New Hampshire	$138,000,000
Hawaii	$123,000,000
Alaska	$120,000,000
District of Columbia	$117,000,000
Indiana	$116,000,000
South Dakota	$112,000,000
Mississippi	$111,000,000
Alabama	$109,000,000
Tennessee	$107,000,000
Wisconsin	$96,000,000
Vermont	$92,000,000
North Dakota	$78,000,000
Kentucky	$69,000,000
West Virginia	$68,000,000
Iowa	$52,000,000
Kansas	$48,000,000
Nebraska	$33,000,000
Idaho	$31,000,000
Wyoming	$10,000,000

DATA HAS BEEN SOURCED FROM HEADSET 2025 MARKET FORECASTS

TIMELINE

KVC

2017

June: Began raising Equity to launch Rio Vista Farms.



June: Construction was finished and Rio Vista Farms opened.

October: Invited to be the "Face of Cannabis" in Antioch California.

2018
$1.6M REVENUE

2019
$8.3M REVENUE

October: Completed phase 2 expansion plan for Rio Vista Farms and began indoor cultivation. Housing 10,000 sq ft of flower.



December: Opened Contra Costa Farms (CoCo Farms) in Antioch. Arguably the busiest dispensary in the state of California.

TIMELINE

KVC

2020
$42M REVENUE

December: Opened CoCo Pro cannabis processing to enable a consistent supply chain of flower.

2021
$68M REVENUE



DelRey Farms



Valley Farms
ENJOYVALLEYFARMS.COM

Q1: Relaunched two established dispensaries that were beginning to fail. Now called Del Rey Farms and Valley Farms.

May: Won license to open CoCo Farms Concord.



VTown Farms

July: Opened Vtown Farms in Vallejo, Ca. The largest dispensary in Northern California.

2022

January: Signed agreement to acquire Pacific Reserve, and their retail storefront now called PR Farms.

April: Public Offering.

May: Projected time to open CoCo Farms Concord.


KINGS GARDEN

RETAIL PROFILE

KVC

MISSION

To continue to win and keep customers in the largest cannabis market in the world, California, by creating an owned and operated supply chain through vertical integration.

ACCOMPLISHMENTS

3 YEARS IN BUSINESS

7* LOCATIONS

2,000+ CUSTOMERS PER DAY

Achieved over $100,000,000 revenue with less than $6,300,000 invested.

* CoCo Farms - Concord opening in Q2 of 2022*

CORE VALUES

1. Provide a fun, friendly, and educational experience.
2. Provide quality products at all price points. A product for everyone's budget.
3. Treat every customer as if they are a guest in our home.

RETAIL LICENSES

KVC

Valley Farms™

Retail
#C10-0000843-LIC

V Town Farms™

Manufacturing, Distribution, and Retail
#C12-0000373-LIC

Del Rey Farms™

Retail
#C10-0000782-LIC

Rio Vista Farms™

Cultivation, Manufacturing, and Retail
#C12-0000068-LIC

CoCo Farms™ ANTIOCH

Manufacturing, Distribution, and Retail
#C12-0000279-LIC

PR Farms™

Retail
#C10-0000017-LIC

CoCo Farms™ CONCORD

Manufacturing, Distribution, and Retail
COMING SOON


KVC
KINGS GARDEN
SUNDAE DRIVER
LAST RELEASE EVER!

CUSTOMER EXPERIENCE

KVC

The Farm

ENJOYTHEFARM.COM

- CUSTOMER EXPERIENCE
- PRODUCT SELECTION & PRICE
- FUN, QUIRKY, & INFORMATIVE
- CLEAN, SAFE, & SECURE

REACH & ENGAGEMENT

BILLBOARDS


OUT OF THIS WORLD DEALS
DOWN TO EARTH PRICES
ENJOYCOCOFARMS.COM

- 100 + Billboards between digital and static.
- Situational Marketing Campaigns
  - Holidays
  - Recent News Events

SOCIAL MEDIA

- 46k Total Followers
- 7.3k New followers in 2021
- 20k post engagements in 2021
- 6.1 k Direct Website Clicks from Social Media

PHILANTHROPY

- Active Members of local Rotary and Chambers of Commerce
- Title sponsors for city wide events
- Antioch Speedway Track Sponsor
- Numerous donations annually to historic buildings, organizations, and community outreach programs

SUPPLY CHAIN PROFILE

KVC

ACCOMPLISHMENTS

1 STATEWIDE SALES TEAM

1 INDOOR CULTIVATION FACILITY

2 MIXED LIGHT GREENHOUSE FARMS

2 PROCESSING FACILITIES

2 PACKAGING FACILITIES (CONCORD WILL BE 3RD)

3 DISTRIBUTION LOCATIONS (CONCORD WILL BE 4TH)


KVC

BRAND PORTFOLIO

KVC

FLOWER

- AAA GRADE LIGHT ASSISTED -
- INDOOR FLOWER -
- PRE-GROUND -
- PRE-ROLLS/PACKS -
- INFUSED FLOWER -

PACIFIC RESERVE

Rio Vista Farms™

Farms Brand™

Ole 4 Fingers

PINKIES

Fat Boys Farms™

CONCENTRATE

- WAX -
- VAPES -
- EDIBLES -

ALL KVC LICENSES & LOCAL ENTITLEMENTS

Trade Name of Operation	License Type	Sq. Ft. If Cultivation	Issuing Authority
Rio Vista Farms	Cannabis License (Adult Use & Medicinal Microbusiness License; **PROVISIONAL**)	10,000	DCC
CoCo Pro	Cannabis Cultivation License (Adult Use Processor; PROVISIONAL)	NA	DCC
CoCo Farms	Cannabis Event Organizer License	NA	DCC
CoCo Farms	Cannabis License (Adult Use & Medicinal Microbusiness License; **PROVISIONAL**)	NA	DCC
CoCo Farms	Local Approval for 100,000 Square Feet of Indoor Cultivation. Construction Pending	NA	DCC
VTown	Cannabis Microbusiness License; Adult Use & Medicinal. Provisional Microbusiness (Distributor, Level 1 Manufacturer, Retailer)	NA	DCC
CoCo Farms Concord	Cannabis Microbusiness License; Adult Use & Medicinal. Provisional Microbusiness (Distributor, Level 1 Manufacturer, Retailer)	NA	DCC-Pending
Del Rey Farms	Adult Use & Medicinal; Retailer License; PROVISIONAL	NA	BCC
Del Rey Farms	Adult Use & Medicinal; Distributor License; PROVISIONAL	NA	DCC
Valley Farms	Adult Use & Medicinal Retailer License; PROVISIONAL	NA	DCC
PR Farms	Adult-Use and Medicinal - Retailer License (PROVISIONAL)	NA	DCC
Pac Reserve Nursery LLC Licenses: Fuji			
Pacific Reserve	Adult-Use and Medicinal - Distributor License (Provisional)	NA	DCC
Pacific Reserve	Cultivation License - Adult-Use-Processor	NA	CDFA
Pacific Reserve	Adult-Use Nursery License	60,000	CDFA
Pacific Reserve	Cultivation License - Adult-Use-Medium Mixed-Light Tier 2	22,000	CDFA
Pacific Reserve	Cultivation License - Adult-Use-Small Mixed-Light Tier 2	10,000	DCC
Pacific Reserve	Cultivation License - Adult-Use-Small Mixed-Light Tier 2	10,000	DCC
Pacific Reserve	Cultivation License - Adult-Use-Small Mixed-Light Tier 2	10,000	DCC
Pacific Reserve	Cultivation License - Adult-Use-Small Mixed-Light Tier 2	10,000	CDFA

CONTINUED...

Pacific Reserve	Cultivation License - Adult-Use-Small Mixed-Light Tier 2	10,000	CDFA
Pacific Reserve	Cultivation License - Adult-Use-Small Mixed-Light Tier 2	10,000	CDFA
Pacific Reserve	Cultivation License - Adult-Use-Small Mixed-Light Tier 2	10,000	CDFA
Pacific Reserve	Cultivation License - Adult-Use-Small Mixed-Light Tier 2	10,000	CDFA
Pacific Reserve	Cultivation License - Adult-Use-Small Mixed-Light Tier 2	10,000	CDFA
Pacific Reserve	Cultivation License - Adult-Use-Small Mixed-Light Tier 2	10,000	CDFA
Pacific Reserve	Cultivation License - Adult-Use-Specialty Cottage Mixed-Light Tier 2	2,500	CDFA
Pacific Reserve	An additional 35,000 sqft of flowering canopy can be built out at minimum expense	35,000	CDFA-Pending
PR Brands Licenses: Encinal	We will provision the additional 310,000 sq ft in 2nd Half 2022	310,000	CDFA-Pending
Pacific Reserve	Have local, All state licenses are in process.	10,000	CDFA-Pending
Pacific Reserve	Have local, All state licenses are in process.	10,000	CDFA-Pending
Pacific Reserve	Have local, All state licenses are in process.	10,000	CDFA-Pending
Pacific Reserve	Have local, All state licenses are in process.	10,000	CDFA-Pending
Pacific Reserve	Have local, All state licenses are in process.	10,000	CDFA-Pending
Pacific Reserve	Have local, All state licenses are in process.	10,000	CDFA-Pending
Pacific Reserve	Have local, All state licenses are in process.	10,000	CDFA-Pending
Pacific Reserve	Have local, All state licenses are in process.	10,000	CDFA-Pending
Pacific Reserve	Cultivation License - Adult-Use-Processor	NA	CDFA-Pending
Pacific Reserve	Nursery License	50,000	CDFA-Pending
Pacific Reserve	Adult-Use and Medicinal - Distributor License	NA	CDFA-Pending


KVC

WINNING RECIPE

LARGEST CANNABIS MARKET IN THE WORLD

Revenue to Invested Equity Performance (RIEP)

Revenue generated in the most recent year for every $1 of equity invested.

More specifically, how well the management team is using the money shareholders invested to build the company.

The table to the right shows the Equity Raised vs. Trailing 12 month revenue of KVC in comparison to it competitors in Califonia.



KVC DELIVERS MORE RIEP THAN THE REST
Total Revenues Since 2018 per $1 Invested
2021 TTM (Trailing 12 Months) Revenue per $1 Invested
$40.00
$30.00
$20.00
$10.00
$0.00
$19.37
$10.89
$0.99
$0.55
$0.94
$0.57
$1.30
$0.85
$1.32
$0.72
$0.76
$0.41
$0.29
$0.09
$0.73
$0.36
$1.31
$0.54
$1.46
$0.55
$1.19
$1.17
$2.43
$0.85
KVC
Ayr Wellness
Columbia Care
Jushi Holdings
Cresco Labs
Curaleaf Holdings
Med Men
Green Thumb
Planet 13
Lowell Herb Co
The Parent
Harborside

DATA HAS BEEN SOURCED FROM YAHOO FINANCE

RIEP DETAIL

DATA OF PUBLIC COMPANIES BELOW HAS BEEN SOURCED FROM YAHOO FINANCE

Cannabis Operators	Symbol	Equity Raised	2018 GR	2019 GR	2020 GR	2021 GR TTM	Total Revenues Since 2018 per $1 Invested	2021 TTM (Trailing 12 Months) Revenue per $1 Invested
Kolaboration Ventures		**$6,244,000**	**$1,672,000**	**$8,362,603**	**$42,905,128**	**$68,000,000**	**$19.37**	**$10.89**
The Parent Company	TPCO	$116,000,000			$2,350,000	$136,136,000	$1.19	$1.17
Jushi Holdings Inc.	JUSHF	$206,145,000	$0	$10,229,000	$80,772,000	$175,964,000	$1.30	$0.85
Harborside	HBOR	$67,871,000	$0	$47,341,000	$59,954,000	$57,836,000	$2.43	$0.85
Cresco Labs	CRLBF	$1,067,425,000	$43,252,000	$128,534,000	$476,251,000	$766,212,000	$1.32	$0.72
Columbia Care	CCHWF	$694,392,000	$0	$77,459,000	$179,503,000	$396,868,000	$0.94	$0.57
Ayr Wellness	AYRWF	$529,334,000	$0	$75,196,000	$155,114,000	$293,604,000	$0.99	$0.55
Lowell Herb Co	LOWLF	$87,153,000	$0	$37,045,000	$42,618,000	$47,804,000	$1.46	$0.55
Planet 13	PLNHF	$202,554,000	$21,167,000	$63,595,000	$70,491,000	$109,752,000	$1.31	$0.54
Curaleaf Holdings	CURLF	$2,707,108,000	$77,057,000	$221,018,000	$626,637,000	$1,119,902,000	$0.76	$0.41
Green Thumb Industries	GTBIF	$2,292,287,000	$62,494,000	$216,433,000	$556,573,000	$827,206,000	$0.73	$0.36
Med Men	MMNFF	$1,638,439,000	$39,783,000	$129,963,000	$157,112,000	$149,762,000	$0.29	$0.09

CALIFORNIA AT A GLANCE IN 2025

KVC



COUNTY POPULATIONS NEAR FARM STORES

Alameda County - 1,680,480
Contra Costa County - 1,159,540
Fresno County - 1, 013, 400
Marin County - 257, 154
Monterey County - 434, 283
Napa County - 135, 654
Sacramento County - 1. 578, 680
San Francisco County - 883, 255
San Joaquin County - 781, 462
San Mateo County - 762, 357
Santa Clara County - 1, 918, 880
Santa Cruz County - 271, 957
Solano County - 451, 479
Sonoma County - 485, 722
Yolo County - 221, 264

$7,709,000,000
MARKET SIZE

29,640,854
STATEWIDE POPULATION

$448,300,000
MOST RECENT MONTHLY SALES

DATA HAS BEEN SOURCED FROM HEADSET 2025 MARKET FORECASTS



WHY KVC

KVC

EXPERIENCED LEADERSHIP TEAM

Over 75 years of Silicon Valley start-up, CFO, and turnaround experience.

Applied for, built, and operated licenses in multiple municipalities in California.

Significant experience in operating and scaling California cannabis operations.

VERTICALLY INTEGRATED & LICENSED

Continually building out our own supply chain and product lines to further increase margins and lower prices to consumers.

Our own supply chain represents over 40% of our revenue and we plan to increase that.

DIFFERENTIATED PRODUCT PORTFOLIO

Produce our own Flower, Edibles, Vapes, Concentrates, etc...

Proprietary brands and white label offerings

Exclusive third party brand rights

OPERATING AT SCALE

Large population centers with-in 1hr of current retail footprint.

Through our supply chain, combined with our "buy power", we enable customers to have the best cannabis at a great price.

- Conditional use permits for 100,000 sq ft indoor cultivation at CoCo Farms Antioch location

Over 300,000 sq ft of light assited flower coming in 2nd half of 2022

TRACK RECORD

KVC's performace to invested equity ratio emphatically demonstrates our team's ability to build a company with sizable revenue requiring limited investor equity.

REVENUE HIGHLIGHTS

Q1'21 vs Q1'20 REVENUE


15,000,000.00
10,000,000.00
5,000,000.00
0.00
Revenue
13,330,000.00
7,360,000.00
Q1 2020
Q1 2021
Period
KVC Revenue

Q4'21 vs Q4'20 REVENUE


15,000,000.00
10,000,000.00
5,000,000.00
0.00
Revenue
14,350,000.00
12,730,000.00
Q4 2020
Q4 2021
Period
KVC Revenue

KVC METRICS & GOALS

Quarterly Revenue Profile

Q1 2021 $13.33M
vs.
Q1 2020 $7.36M

Q4 2021 $14.35M*
vs.
Q4 2020 $12.73M

***Estimated**

Store Metrics**

FY 2021 Basket Size $76.55

FY 2021 Over 750,000 Completed Transactions

**** Based on our actual Point of Sales data**

Near Term Drivers

- Expect to add and operate 10+ new stores by the end of 2022.
- 2H 2022 expected to see significant growth due to capacity expansion of Pacific Reserve Cultivation.
- CoCo Farms Concord set to open in May of 2022 and will contribute significantly to top and bottom line in 2H 2022.
- Multiple California-based acquisition opportunities in progress.

Highlights

- Over 40% of our revenue is from in-house production up from 20% summer of 2021.
- Increasing production to supply more product skus to over 350 retailers across the state.
- Consistently adding new customers on a daily basis across our retail establishments.
- Premier Exclusive Brand Partners

MANAGEMENT AND BOARD OF DIRECTORS

CHAIRMAN & CFO
Charles Wesley

CEO & DIRECTOR
Martin Wesley

VICE PRESIDENT & DIRECTOR
Andrew Wesley

DIRECTOR
Pacific Reserve Director Pending Closing of PR Merger

Brook Eagle

DIRECTOR
Pacific Reserve Director Pending Closing of PR Merger

Andy D'Amico

OFFERING SUMMARY

KVC

- Target Raise: $25,000,000
- Per Share Common Stock Price: $1.25
- Please direct interest to IR@KOLABORATIONVENTURES.COM or click link available at KOLABORATIONVENTURES.COM

THANK YOU

Kolaboration Ventures Corporation™